EXHIBIT 10.2

OAK TREE
MEDICAL SYSTEMS, INC.
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P.O. Box 313, Woodmere, NY 11598
Tel: (718) 769-6042
Fax: (718) 769-6447

                                    AGREEMENT

Agreement made this 15th day of March, 1999 by and between Rick Richards, individually ("Richards"), Richards Healthcare, Inc., at 950 Echo Lane, Suite 355 Houston, TX 77024 ("Healthcare") and Oak Tree Medical Systems, Inc., at 2797 Ocean Parkway Brooklyn, NY 11235 ("Oak Tree"), such parties collectively referred to as the "Parties":

WHEREAS, a conflict has arisen among the parties regarding one or more accounts and debts which Richards and Healthcare are claiming Oak Tree currently owes them; and

WHEREAS, the Parties have been unable to resolve their differences; and

WHEREAS, the parties are desirous of settling their dispute without resorting to litigation or seeking other relief; and

NOW THEREFORE, the Parties agree to the following as terms and conditions of such settlement:

1. Oak Tree will immediately issue to Richards or Healthcare, as appropriately instructed in writing, Ten Thousand (10,000) shares of Oak Tree unrestricted common stock, which is listed on the NASDAQ exchange under the symbol "MOAK" (the "stock"); and

2. Richards and Healthcare will simultaneously execute, upon receiving the stock, a General Release in such form as is suitable for filing with the appropriate county Clerk of Courts, as to all sums due and owing from or claims which may be asserted against Oak Tree by Richards or Healthcare; and

3. Oak Tree agrees to meet and maintain all registration, listing and other requirements necessary to enable recipient to freely sell the stock, consistent with paragraphs 4 and 5.

4. The recipient of the Stock agrees not to sell or transfer to another party, more than Five Hundred (500) shares of the Stock in any one day; and

5. The recipient of the Stock agrees not to sell or transfer to another party, more than Two Thousand Five Hundred (2500) shares of the Stock in any calendar week (Monday through Friday); and

6. The parties may mutually extend or modify this Agreement in writing only.

IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals as of the date first written above.

/s/ RICK RICHARDS                           /s/ S. BOLTUCH
-----------------                           ------------------------------------
Rick Richards                               Oak Tree Medical Systems, Inc., by
                                                            Name:  Simon Boltuch
                                                            Title: CFO

/s/ RICK RICHARDS
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Richards Healthcare, Inc., by
Name:  Rick Richards
Title: President